SECURITIES AND EXCHANGE COMMISSION


                             Washington, D. C. 20549


                                    Form 8-K


                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported) March 14, 2000
                                                       ----------------

                                  SACIO, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


             DELAWARE                   000-25671            88-0414076
     ----------------------------      ------------      -------------------
     (State or other jurisdiction      (Commission         (IRS Employer
        of incorporation)              File Number)      Identification No.)


            600 Bancroft Way, Berkeley, CA                   94710
            ----------------------------------------------------------
               (Address of principal executive offices)     (Zip Code)


        Registrant's telephone number, including area code (510) 649-2920
                                                           --------------

         8320 O' Connell Road, El Cajon, CA                   92021
         --------------------------------------------------------------
         (Former name or former address, if changed since last report.)

Item 1.  Changes  in  Control  of  Registrant.

On March 14, 2000; (1) a majority vote by the stockholders of Sacio, Inc. approved a Merger and Plan of Reorganization whereby Freesoftwareclub.com, Inc. merged with and into Sacio, Inc., (2) the stockholders voted and approved a name change from Sacio, Inc. to Freesoftwareclub.com, Inc., (3) stockholders voted and approved to elect Richard Miles, John Collins, and Rene Pardo as directors of the surviving entity, and voted and approved for the increase of capital stock of the corporation to 100,000,000 common shares (par value $0.001).

On March 14, 2000 as a result of the stockholders majority vote Richard Miles, John Collins, and Rene Pardo replaced the two directors of Sacio, Inc., Nancy Davis and Stephen Huntley. In addition, on this date of March 14, 2000, John Collins was appointed President and Richard Miles was appointed Secretary/Treasurer replacing Nancy Davis and Stephen Huntley.

Freesoftwareclub.com, Inc. ("the Company") post merger had 16,447,500 common shares issued and outstanding. Beneficial ownership of the Company, as of the close of the merger, was as follows:

Richard Miles    4,144,770 common shares - 25.2%
John Collins     2,763,180 common shares - 16.8%
Rene Pardo       4,934,250 common shares - 30.0%
*EMJ DataSystems 1,315,800 common shares -  8.0%

*EMJ DataSytems was a shareholder and was considered a beneficial owner of Freesoftwareclub.com, Inc. prior to the merger on March 14, 2000 and a result post merger became a beneficial owner of the surviving Company.

Note: The former officers and directors of the Company, Nancy Davis and Stephen Huntley, as of the date of this 8K Form are not beneficial owners of the Company.

Item 2. Acquisition or Disposition of Assets

On March 14, 2000 a majority vote by shareholders of Sacio, Inc, voted and approved of a Merger whereby Freesoftwareclub.com, Inc. merged with and into Sacio, Inc. Consideration for the Merger transaction was all-stock with no cash involved. The shareholders of Sacio, Inc. also voted and approved of a Plan of Reorganization, which included a name change to Freesoftwareclub.com, Inc. and a change in business direction (See Item 5 Other Events).

Item 3. Bankruptcy or Receivership

There has been no bankruptcy, receivership, or similar proceeding by or against either of the Companies described in this 8K Form.

Item 4. Changes in Registrant's Certifying Accountant

The Company has had no changes in and/or disagreements with its accountants.

Item 5. Other Events

Change of Business Direction

The Company, under its new Board of Directors, has initiated
Freesoftware.com, Inc.'s ("the Company") business plan, which includes a membership club that will offer best selling fully licensed software titles to its members.

The following information provides details to the change in business direction.

Forward-Looking Statements

There are forward-looking statements in this document, and in the Company's public documents to which they may refer that are subject to risks and uncertainties in addition to those set forth below. These forward-looking statements include information about possible or assumed future results of the Company's operations. Also, when any of the words "may," "will," "believes," "expect," "anticipate," "estimate," "continue," or similar expressions are used, the Company is making forward-looking statements. Many possible events or factors, including but not limited to those set forth herein, could affect future financial results and performance. This could cause Company results or performance to differ materially from those expressed in any forward-looking statements. These and other risks are described in the Company's other publicly filed documents and reports that are available from the Company and from the SEC.

Introduction

Freesoftwareclub.com, Inc. is a membership club that plans to offer current best selling fully licensed software titles to members. The software will either be shipped to the customer on CD-ROM discs or if available, via digital download. Customers will pay small shipping and handling charge per title, if the product is physically shipped.

Freesoftwareclub.com, Inc. plans to exploit a unique opportunity that management believes exists with the Internet and is borne out of the following three conditions:

1) Shopping online is simply a better way to acquire software. Consumers can more thoroughly evaluate software, attain them faster, easier and often at less cost, than they in a typical brick and mortar store. As such, independent industry data shows increasing sales and traffic to software-oriented websites and a clear deceleration of buying activity at traditional retail stores for

2) Anything featured "FREE" on the Internet typically experience growth in web site traffic.

3) Lifecycles for software at retail stores are now extremely short. Publishers and retailers alike often remove perfectly salable products from the shelf because of high marketing costs and declining sell-through rates that in turn mean low or negative ROI. As a result, a plethora of high quality content can be acquired at relatively low cost.

Management's goal is to leverage all of the above, in conjunction with an aggressive marketing program to quickly capture a large membership base.

The Market

Currently, thousands of people visit download sites looking for free software, but are often met with a confusing mix of free, trial, demo, and shareware products. Most software available on the Internet for free is either shareware (which requires payment later in a "try-before-you-buy" scenario), or limited versions of commercial products ("lite" versions with less capability). Freesoftwareclub.com, Inc. plans to have an inventory of over 1,000 completely free titles that are available as free download to anyone.

Freesoftwareclub.com, Inc. plans to offer only truly free titles to attract the user who wants free software and want to avoid the hassle of sifting through a confusing array of products. These visitors will also be able to see all of the commercial titles we offer "free" to members, and will be solicited to join.

Key Segments

Recent industry analysis of web purchasing trends shows an increasingly high percentage of shoppers online are women. Educational studies have shown that children, aged 4 - 10 years, jump a learning level every 4 to 5 months, while parents typically purchase software twice a year (typically at Christmas and on birthdays). Management believes that parents with children in the home will be the primary focus market of the Company, where a membership with the Company will allow the parents to provide software for their children in a convenient and timely basis, ensuring the software they own is current. With a Freesoftwareclub.com, Inc. membership, software in the home can keep up with the advances their children make in learning.

In addition, the Company plans to target the game software market segment. The gaming industry continues to be a top draw in consumer software, and will also be prominently featured in Freesoftwareclub.com, Inc. Industry data has shown the game demographic (Male, Age 18 - 34) overlaps a high percentage of the on-line audience.

Revenue Model

The company earns revenues from the following:

Monthly Membership Fees
Shipping Charges
Special Member Offers
Affiliate Programs
Advertising on the website

Conclusion

Management plans to position the Company with a breakthrough marketing model that will leverages market conditions in consumer software at retail and on-line platforms that will drive its membership quickly and build a recurring revenue vehicle for growth and profit. The company has significant a dedicated executive staff of industry experts in technology marketing, e-commerce, and business.

Item 6. Resignations of Registrant's Directors

On March 14, 2000 Nancy Davis and Stephen Huntley resigned as directors in conjunction with the merger described in Item 1 of this 8K Form. The resignations were not result of a disagreement with the either of the companies involved.

The current directors and executive officers of the Company are:

Name                         Age   Position
----                         ---   --------
Richard Miles                45    Director, Secretary/Treasurer
John Collins                 38    Director, President
Rene Pardo                   52    Director

At each annual meeting of shareholders, all of the directors will be elected to serve from the time of election and qualification until the next annual meeting following election. There are no family relationships among any of the directors.

Richard Miles

Richard is President of Re:Launch, a computer channel integrated marketing and advertising firm located in Berkeley, California. Under Richard's direction and leadership, Re:Launch has become one of the industry's top marketing and sales service agencies.

1990 - present: Founder and President of Re:Launch. Created sales and marketing consulting firm specializing in technology products. Self-funded company enjoys revenues of approx. $3,000,000 per year. Marketing and sales manager behind more than 20 best-selling products. Creative genius behind the industry's longest running profitable direct mail program. Consultant to over 50 firms including IBM, Computer Associates, Hitachi, Memorex, Connectix and many others. Well respected within the industry as a speaker, columnist and analyst. Primary author of "The Software Channel Sales Guidebook" used by over 200 firms including Microsoft, Intuit, IBM, Memorex, and many others.

1986 - 1990 Vice President, Sales & Marketing, Polaroid Magnetics. Responsible for Polaroid's floppy disk and computer retail channel business. Responsible for helping to manage a commodity business from loss to profit, while undergoing intense competition from low cost Far Eastern competitors.

1984- 1986 Vice President, Sales & Strategic Planning, Schlage Electronics. Responsible for helping keep this $50MM company in #1 industry position, introducing new technologies into a VAR / installing dealer network worldwide. Reported to Division Vice-President for Business Development, assisting in evaluating new technologies and new acquisitions for this division of worldwide Ingersoll-Rand.

1980 -1984 President, Adaptive Controls, Inc. Chosen by the Board of Directors to take over operations for this developer of integrated electronics controls systems for high-rise office building. Responsible for increasing sales to premier accounts and nationwide developers, as well as continuing operations with very tight cash flow. Turned around unprofitable operations and delivered profits. Negotiated sale of the business to Ingersoll-Rand, managed the merger of the business into Schlage Electronics division.

Richard Miles will be the primary spokesperson for the company. He will devote approximately 30% of his time during the development stage, and will be overseeing the company on a salaried basis beginning in August of 1999.

John Collins

John Collins is Vice President of Business Development for Re:Launch since joining the firm as a partner in 1991. He is responsible for new customer acquisition and contract negotiation, in addition to counseling clients on market development and new business opportunities. His relationships and ability to leverage them in the computer distribution channel has resulted in the solid sales growth and success for many of the Re:Launch clients. John's experience and knowledge coupled with a keen eye for emerging markets allows him to guide clients and the channel sales effort to maximize opportunities for growth.

Prior to joining Re:Launch, John was Western Regional Sales Manager for Polaroid's Computer Products division and Product Marketing Manager for Schlage Electronics. At each position he successfully established distribution channels and significantly grew sales by managing both direct and independent sales agents. John also contributed to the Software Channel Sales Guidebook and was the author of the Selling Skills section. John has developed solid relationships with Ingram Micro, Tech Data, Merisel, and Micro Central and many National Accounts.

Rene Pardo

Rene is currently the Vice President for Business Development for Online Direct, and is the CEO of NetProfitEtc., Inc. 1970 he was the founder of Lanpar Technologies, and took it to $25 million revenue, going public on Toronto Stock Exchange raising $13 million.

In 1994 Rene joined Aztech New Media, a software anthology publisher which was just starting to sell shareware. He brought in financing and shareholders, in different stages, and established international sales. Revenues have grown to approx. $10 million Canadian, funded with little capital.

In Sept. 1997, Rene established and raised financing for ComCentral Inc. to continue the development of proprietary "Script Agent" software for enabling the rapid customization and browsing of CD-ROMs (clients include Compaq, Ziff Davis); and to build internet community tools (chat, homepages, instant messaging, polling, forums, e-cards etc) to enhance electronic direct marketing.

Item 7. Financial Statements and Exhibits

As of the date of this 8K filing, financial information reflecting the merger on March 14, 2000 is not available. The Company plans to file an amendment to this 8K Form reflecting the required financial information no later than 60 days following the filing of this 8K form.

Enclosed are unaudited selected historical financial data that were provided by management of both Sacio, Inc. and Freesoftwareclub.com as of the period ending December 31, 1999.


                Sacio, Inc. Selected Historical Financial Data

                                                Year Ended
                                                December 31, 1999
                                                -----------------
Statement of Operations Data
 Net Revenues                                    $   0
 Total Cost and Expenses                         $ 424
 Net Loss from Operations                        $   0
                                                -------
 Net Loss                                        $(424)

Balance Sheet Data
 Total Assets                                    $  15
 Total Liabilities                               $   0
 Total Stockholders' Equity (deficit)            $  15
 Total Liabilities and Stockholders' Equity      $  15

                    Freesoftwareclub.com, Inc.

Year Ended
                                                December 31, 1999
                                                -----------------
Statement of Operations Data
 Net Revenues                                    $       0
 Total Cost and Expenses                         $ 200,373
 Net Loss from Operations                        $       0
                                                 ----------
 Net Loss                                        $(200,373)

Balance Sheet Data
 Total Assets                                    $  24,358
 Total Liabilities                               $  99,973
 Total Stockholders' Equity (deficit)            $ (75,615)
 Total Liabilities and Stockholders' Equity      $  24,358


Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               Freesoftwareclub.com, Inc.
                                               --------------------------
                                              (Registrant)

         Date:  March 28, 2000                 /s/John Collins
                                               ----------------------------
                                               John Collins, Secretary/
                                                              Treasurer